EXHIBIT 10.3
GENERAL GROWTH PROPERTIES, INC.
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AWARD AGREEMENT
     THIS AGREEMENT is made and entered into as of <Issue Date> (the “Grant Date”) by and between GENERAL GROWTH PROPERTIES, INC., a Delaware corporation (the “Company”), and <Name> (“Director”).
     WHEREAS, the Company desires to compensate Director for <his/her>service as a non-employee director on the Board of Directors (the “Board”) of the Company by awarding <him/her> restricted shares of common stock, $.01 par value, of the Company (the “Common Stock”), subject to the terms and conditions set forth in the General Growth Properties, Inc. 2003 Incentive Stock Plan (the “2003 Plan”) and the terms, conditions, and restrictions set forth in this Agreement.
     NOW, THEREFORE, for good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Award of Shares. In accordance with the terms of the 2003 Plan which are hereby incorporated herein, the Company hereby awards to Director, subject to the terms, conditions and restrictions set forth in this Agreement, 1,500 shares of Common Stock (the “Restricted Shares”) as of the Grant Date.
     2. Rights of Stockholder. Director shall have all of the rights of a stockholder with respect to the Restricted Shares (including the right to vote the Restricted Shares and the right to receive dividends with respect to the Restricted Shares), except as provided in paragraph 3 and paragraph 5 hereof.
     3. Restrictions on Transfer. Except as otherwise provided in this Agreement, Director may not sell, transfer, assign, pledge, encumber or otherwise dispose of any portion of the Restricted Shares or the rights granted hereunder (any such disposition or encumbrance being referred to herein as a “transfer”) until such portion of the Restricted Shares becomes vested in accordance with Section 4 of this Agreement. Any transfer or purported transfer by Director of any of the Restricted Shares shall be null and void and the Company shall not recognize or give effect to such transfer on its books and records or recognize the person to whom such purported transfer has been made as the legal or beneficial holder of such shares. The Restricted Shares shall not be subject to sale, execution, pledge, attachment, encumbrance or other process and no person shall be entitled to exercise any rights of Director as the holder of such Restricted Shares by virtue of any attempted execution, attachment or other process until the restrictions imposed herein on the transfer of the Restricted Shares shall lapse as provided in Section 4 hereof. Any certificates representing the Restricted Shares shall have endorsed thereon the following legend:
     “The transferability of this certificate and the shares of Stock represented hereby are subject to the terms and conditions (including forfeiture) of the General Growth Properties, Inc. 2003 Incentive Stock Plan and a Restricted Stock

Award Agreement. Copies of such Plan and Stock Agreement are on file at the office of the Secretary of General Growth Properties, Inc.”
     If and when the restrictions imposed herein on the transfer of Restricted Shares shall have lapsed as provided in Section 4 hereof, such shares shall be delivered to Director without any restrictive legend or restrictive notation relating to the 2003 Plan. Until such restrictions have lapsed, any certificates representing any Restricted Shares may be held in custody by the Company at its election. Director may request the removal of such legend or notation from any Restricted Shares as to which the restrictions imposed herein on the transfer thereof shall have lapsed as provided in Section 4 hereof.
     4. Lapse of Restrictions.
          (a) The interest of Director in the Restricted Shares shall vest one-third on the Grant Date and one-third on each of the first and second anniversaries of the Grant Date, so long as Director continues to be a member of the Board on each such date.
          (b) If Director ceases to be a member of the Board for any reason, the balance of the Restricted Shares subject to the provisions of this Agreement which have not vested at such time shall be forfeited by Director and ownership shall be transferred back to the Company, except as otherwise provided in Section 4(c) hereof or in Section 9(c)(A) of the 2003 Plan.
          (c) Notwithstanding Sections 4(a) and 4(b) hereof, the restrictions on the transfer of Restricted Shares imposed by Section 3 shall lapse upon (i) a Change in Control, (ii) Director’s Retirement, or (iii) expiration of Director’s term in office if Director is not re-nominated by the Company for an additional term in office.
     5. Transferability. Notwithstanding anything contained in this Agreement to the contrary, Restricted Shares are not transferable or assignable by Director until the restrictions thereon have lapsed.
     6. Adjustment Provisions. If, during the term of this Agreement, there shall be any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Common Stock, or other change in corporate structure affecting the Common Stock, the Committee shall make or cause to be made an appropriate and equitable substitution or adjustment with respect to the Restricted Shares, including a substitution or adjustment in the aggregate number or kind of shares subject to this Agreement, notwithstanding that the Restricted Shares are subject to the restrictions on transfer imposed by Section 3 above.
     7. Taxes. Director agrees to pay to the Company promptly upon request, and in any event at the time Director recognizes taxable income in respect of the Restricted Shares, an amount equal to the taxes, if any, the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. The obligations of the Company under this Agreement and the 2003 Plan shall be conditional on any such payment or arrangements, and the Company, its Affiliates and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to Director.

     8. Registration. This grant is subject to the condition that if at any time the Committee shall determine, in its discretion, that the listing of the shares of Common Stock subject hereto on any securities exchange, or the registration or qualification of such shares under any federal or state law, or the consent or approval of any regulatory body, shall be necessary or desirable as a condition of, or in connection with, the grant, receipt or delivery of shares hereunder, such grant, receipt or delivery will not be effected unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.
     9. Construction.
     (a) Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs and successors, except as expressly herein otherwise provided.
     (b) Entire Agreement; Modification. This Agreement contains the entire understanding between the parties with respect to the matters referred to herein. Subject to Section 15 of the 2003 Plan, this Agreement may be amended by the Committee.
     (c) Capitalized Terms; Headings; Pronouns; Governing Law. Capitalized terms used and not otherwise defined herein are deemed to have the same meanings as in the 2003 Plan. The descriptive headings of the respective Sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to modify or construe the provisions which follow them. Any use of any masculine pronoun shall include the feminine and vice-versa and any use of a singular, the plural and vice-versa, as the context and facts may require. The construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of Delaware.
     (d) Notices. All communications between the parties shall be in writing and shall be deemed to have been duly given as of the date and time of hand delivery or three days after mailing via certified or registered mail, return receipt requested, proper postage prepaid to the following or such other addresses of which the parties shall from time to time notify one another.

(1) If to the Company:	General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois 60606

(2) If to Director:	<Name>
c/o General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois 60606
     (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.
     (f) Counterpart Execution. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute the entire document.
     Dated as of the                      day of                     , 20                    .

GENERAL GROWTH PROPERTIES, INC.

By:
John Bucksbaum
Chief Executive Officer

DIRECTOR

<Name>